SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 21, 2010

______________________________

BROOKLINE BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23695	04-3402944
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

160 Washington Street, Brookline, Massachusetts	02447-0469
(Address of principal executive offices)	(Zip Code)

(617) 730-3500
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition, Declaration of Dividend

On April 21, 2010, Brookline Bancorp, Inc. announced its earnings for the 2010 first quarter and approval by its Board of Directors of a regular quarterly dividend of $0.085 per share payable May 17, 2010 to stockholders of record on April 30, 2010. See Exhibit 99.1 attached hereto for the press release issued April 21, 2010 relating to these matters.

Item 5.07.   Submission of Matters to a Vote of Security Holders

On April 21, 2010, Brookline Bancorp, Inc. (the “Company”) held its Annual Meeting of Stockholders. At the Annual Meeting, shareholders considered the election of directors and the ratification of independent registered public accountants. A breakdown of the votes cast is set forth below.

1.	The election of directors	For	Withheld	Broker non-votes

	David C. Chapin	39,803,808	6,216,078	6,439,826
	John A. Hackett, Sr.	40,474,731	5,545,154	6,439,827
	John L. Hall II	43,658,011	2,361,874	6,439,827
	Rosamond B. Vaule	39,796,719	6,223,167	6,439,826

2.	The ratification of the appointment of KPMG LLP as the Company’s independent registered public accountants for the year ending December 31, 2010.

	For	Against	Abstain	Broker non-votes

	51,383,587	880,550	80,009	115,626

Item 9.01.   Financial Statements and Exhibits

See Exhibit 99.2 attached hereto for the slides presented at the Annual Meeting of Stockholders of Brookline Bancorp, Inc. which occurred on April 21, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BROOKLINE BANCORP, INC.

Date:	April 21, 2010	By:	/s/ Paul R. Bechet
Paul R. Bechet
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

The following exhibits are furnished as part of this report:

Exhibit No.	Description

99.1	Press release of Brookline Bancorp, Inc. dated April 21, 2010.

99.2	Slides presented at the Annual Meeting of Stockholders of Brookline Bancorp, Inc. on April 21, 2010.